Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-13912, 33-22572, 33-31798, 33-36163, and 33-49638 all on Form S-8 and
Registration Statement No. 33-51177 on Form S-3, of our report dated March 12, 1997, included in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended February 1, 1997, as amended by Form 10-K/A dated May 20, 1997 and Form 10-K/A dated August 5, 1997.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

August 5, 1997